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Exhibit 8
Principal subsidiaries

The principal subsidiaries of ING Groep N.V. and their statutory place of incorporation and primary country of operation are as follows:

Principal subsidiaries
			Proportion of ownership and interest held
			by the group
			2024	2023
Subsidiary	Statutory place of Incorporation	Country of operation
ING Bank N.V.	Amsterdam	the Netherlands	100%	100%
Bank Mendes Gans N.V.[2]	Amsterdam	the Netherlands		100%
ING Belgium S.A./N.V.	Brussels	Belgium	100%	100%
ING Luxembourg S.A.	Luxembourg City	Luxembourg	100%	100%
ING-DiBa AG	Frankfurt am Main	Germany	100%	100%
ING Bank Slaski S.A.[1]	Katowice	Poland	75%	75%
ING Financial Holdings Corporation	Delaware	United States of America	100%	100%
ING Bank A.S.	Istanbul	Türkiye	100%	100%
ING Bank (Australia) Ltd	Sydney	Australia	100%	100%
ING Commercial Finance B.V.	Amsterdam	the Netherlands	100%	100%
ING Groenbank N.V.[2]	Amsterdam	the Netherlands		100%

1 The shares of the non-controlling interest stake of 25% are listed on the Warsaw Stock Exchange, for summarised financial information we refer to ‘Note 31 ‘Information on geographical areas’.
2 In 2024 Bank Mendes Gans N.V. and ING Groenbank N.V merged with ING Bank N.V.

ING Group Annual Report 2024 on Form 20-F    1